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                                                                   EXHIBIT 10.21


     STATE OF ARKANSAS   )
                         )                            HUNTING LEASE
     COUNTY OF CALHOUN   )                            -------------


     This Agreement, made and entered into this 20th day of May, 1985, by and between IP Timberlands Operating Company, Ltd., a Texas limited partnership (herein called "LESSOR"), and HITECH, Inc., an Arkansas corporation, (herein called "LESSEE"):

                              W I T N E S S E T H
                              -------------------

     That for the term and in consideration of the rentals hereinafter set forth, and the covenants, conditions and obligations to be observed and performed by the LESSEE, the LESSOR does hereby lease and demise unto LESSEE the exclusive right and privilege of propagating, protecting, hunting, shooting and taking game and wildfowl from the following described lands of LESSOR in Calhoun County, Arkansas and more particularly described as follows:

     The Southwest 1/4 of the Southwest 1/4 of Section 9; the West l/4, Southeast 1/4 Southwest l/4, the South l/2 of the Southeast l/4, the East l/2 of Northeast l/4, and the Northwest l/4 of the Northeast 1/4 of Section 16, all lying in Township 13 South of Range 14 West.

Together with full rights in LESSEE to enter into, upon, over, across and out said lands solely for the purposes abovedescribed and for none other whatsoever.

(l)  LESSEE covenants and agrees to pay as rental to LESSOR at its office at
     P.0. Box 249, Camden, Ar. 71701, the sum of EIGHT HUNDRED AND EIGHTY DOLLARS ($880.00) per annum, in advance.

(2) This Lease shall commence on the 15th day of August, 1985 and, unless sooner terminated as hereinafter provided, shall expire on the 15th day of August, 1988.

(3) LESSEE recognizes, understands and acknowledges that LESSOR has acquired and holds the aforesaid lands for the purpose of planting, growing, protecting, maintaining, conserving and harvesting therefrom trees, timber, pulpwood and other forest products, and for other uses in connection with the operation of its lands, and Lessee agrees that all rights, titles and privileges hereunder granted are, and shall be, at all times, expressly subject to Lessor's basic and primary right to prevent any fire, waste, nuisance, or unnecessary injury to said property or to the commercial values thereof, and to develope, use, enjoy and protect its said lands without limitation. Therefore, Lssee's exercise of any of its rights under this agreement shall in nowise impede or hinder Lessor in the full enjoyment of said land as above-described, and if in Lessor's land management operations as aforesaid it becomes necessary, expedient or advisable for Lessor to prohibit, curtail or suspend all hunting on the above-described leased premises, Lessor shall have the right so to do upon written notice thereof to Lessee, or Lessor may cancel this lease as provided in Paragraph 6 hereof.

(4)  Lessee further expressly covenants and agrees:

     a. To furnish Lessor a copy of Lessee's Charter and By-Laws if any, and also annually or on or before the anniversary date hereof a list of the names and addresses of its membership and of every guest or license to whom the privileges of hunting on siad lands have been granted by Lessee. While Lessee shall have the right and privilege of permitting persons of its selection other than its members to use the land for hunting insofar as its Charter, By-Laws, rules and regulations permit, it may do so only upon the prior written approval of Lessor obtained, and any privileges so extended to such other persons by Lessee shall be strictly subject, as in the case of all of its members, to the terms, limitations and conditions of this lease. Moreover, the total membership of Lessee and the total number of additional guests or licensees which Lessee may invite to use said premises as hereinbefore provided shall be subject to the approval of Lessor.
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     b. To use every precaution to protect the aforesaid timber, trees and forest products from fire or other damage, and to that end, Lessee will assist and exercise every effort in putting out any fire that may occur on said lands. In the event that any fire shall be willfully or negligently started or allowed to escape on said lands by Lessee, Lessor shall have the right to immediately cancel this Lease without notice, and any unearned rentals theretofore paid shall be forfeited to Lessor. In addition, Lessor shall be entitled to recover from Lessee any damages which Lessor sustains as the result of such fire.

     c. To assume responsibility, and to pay for any trees, timber or other forest products that may be cut, used, damaged and/or removed from said lands by Lessee.

     d. To comply, and to require compliance by each and all of its members and all persons to whom hunting and privileges shall be extended hereunder as aforesaid, with all laws, rules and regulations now existing or hereinafter enacted by any county, state or federal authority with respect to its activities hereunder, and any violation of any such laws, rules or regulations, shall constitute a material breach of this lease and shall give Lessor the right and privilege of cancelling this lease, with or without notice, and in such an event any unearned rentals paid hereunder shall be forfeited to Lessor as liquidated damages for the breach of this agreement. Bag limits and the length of the hunting season shall strictly conform to the game laws of the particular county or counties in which lands are located.

     e. To exercise all reasonable precautions in and about the enjoyment of Lessee's rights hereunder respect to its safety and the safety of others using said privileges under Lessee's authority.

     f. To indemnify, save and hold harmless Lessor from and against any claims, demands, injuries, damages, costs, fees or expenses on the part of any person or persons whomsoever, arising out of, or attributable to, the use of this said land by Lessee, its members and guests, under the terms of this agreement, whether such liability, claims, loss, injury or damage is caused or alleged to have been caused in whole or in part by the negligence of Lessee, its agents and employees.

     g. Not to construct or install upon said lands any plantings, food plots, roads, bridges, fences, camps, buildings, lodges, shelters, docks, piers, landings or other structures, permanent or temporary, without having first obtained in writing the consent of Lessor thereto. In the event at any time that such consent is granted by Lessor, Lessee further Covenants to effect such construction or installation at its own cost and expense and strictly in compliance with any specifications, requirements or limitations that shall be imposed with respect thereto by Lessor, and shall further keep and maintain the same in a condition of repair, cleanliness and safety agreeable to Lessor or its duly authorized agents.

     h. Not to hinder, impede or deny access to the public to any lake, fishing or picnic areas that may be located on the lands above-described, or to any streams that may traverse the same, but no roads or access ways to such lakes, streams, fishing and/or picnic areas shall be used by the public other than those designated by Lessor for that purpose; and Lessee covenants and agrees to use all reasonable means and to cooperate with Lessor's representatives in the enforcement of such limitations.

     i. Not to erect or display any signs or notices that the leased premises are posted for hunting, except and unless such signs shall be approved by Lessor and shall clearly bear the name of Lessee. Attached hereto, made part hereof as Exhibit "A", are two artist renderings of the signs which LESSEE shall be authorized to place every ONE HUNDRED (100) feet on the leased premises.

(5) It is further stipulated and agreed that (i) wherever herein the word "Lessee" is used, it is intended, and shall be deemed, to include and shall be binding upon, Lessee's members, agents, officers, servants, employees, contractees, invitees, licensees, guests, successors and assigns; and (ii) wherever herein the word "Lessor" is used, it is intended and shall be deemed, to include and shall be binding upon, Lessor's successors and assigns; save and except only in either case those instances wherein the text clearly indicates a contrary intention.

(6) Anything in this Agreement to the contrary notwithstanding, it is expressly understood and agreeed that Lessor and Lessee each reserve the right to cancel this agreement, with or without cause, at any time during the term hereof after first giving the other party 30 days prior written notice thereof. In the event of cancellation by Lessor (unless elsewhere herein expressly provided to the contrary) Lessor covenants and binds itself to refund unto Lessee any
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     unearned rentals that might have been theretofore paid. In the event of cancellation by Lessee all rentals theretofore paid and unearned shall be forfeited to Lessor as liquidated damages for breach of this agreement, and shall not be refunded to Lessee.

(7) Upon expiration of the term of this agreement (or of any extension or renewal thereof), or upon cancellation hereof by either party as hereinbefore provided, Lessee shall have the privilege for a period of 60 days thereafter to take and remove from the aforesaid property any and all buildings, structures, equipment or other personal property owned by Lessee; provided that if Lessee shall fail or refuse to remove the same
             --------
     within the period aforesaid, title thereto shall ipso facto vest in Lessor.
                                                      -----------

(8) This lease shall not be assignable by Lessee except upon the express written consent of Lessor.

(9) This lease is made and accepted (i) without any representations or warranties of any kind on the part of Lessor as to the title or suitability to the purposes for which the same is granted; and (ii) expressly subject to any and all existing easements, mortgages, reservations, liens, rights-of-way, contracts, leases (whether grazing, farming, oil, gas or minerals) or other encumberances or servitudes now of record or on the ground affecting the lands herein described, or to any such agreements that may hereafter be granted from time to time to others by Lessor.

(10) Lessee assumes responsibility for the condition of the premises and Lessor shall not be liable or responsible for any damages or injuries caused by any vices or defects therein to the Lessee or to any occupant or to anyone in or on said premises who derives his right ot be thereon from the Lessee.

(11) Lessor hereby agrees and covenants that due to the nature of Lessee's business and manufacturing, that Lessor shall do no "Controlled Burning" of the Leased premises without giving prior notice to LESSEE of not less than five (5) working days prior to control burning the demises premises. Nothing in this paragraph shall restrict LESSOR from control burning its properties as and when it sees fit, but the conditions and covenants in this paragraph shall simply require LESSOR to give five (5) working day notice of its intention to so control burn.

     IN WITNESS WHEREOF, the parties have caused these presents to be executed in duplicate originals by their duly authorized representatives on the day and year first hereinabove set out.

                                     IP TIMBERLANDS OPERATING COMPANY, LTD.
                                     By:  IP Forest Resources Company
                                          Its Managing General Partner


                                     By: /s/
                                         ---------------------------------
                                         Its Treasurer
                                                         LESSOR

WITNESSES:

/s/ Dorothy Moseley
----------------------------

/s/ Karen Baldwin
----------------------------

                                     HITECH, INC.

                                     By: /s/ John Herron
                                         ---------------------------------
                                               John Herron, President
                                                  LESSEE
ATTEST: /s/ Thomas E. Hill
        --------------------------------
            Thomas E. Hill
            Assistant Secretary
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WITNESSES:

/s/ James D. Foyil
----------------------------

/s/ Tracy Carmen
----------------------------



RENTAL SCHEDULE
---------------

8/15/85 - 8/15/86 - $880.C0        (440 Acres @ $2.00/Ac.)

8/15/86 - 8/15/87 - $880.00        (440 Acres @ $2.00/Ac.)

8/15/87 - 8/15/88 - $880.00        (440 Acres @ $2.00/Ac.